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                                                                    EXHIBIT 10.6


                             THIRD AMENDMENT TO THE
                               BORDERS GROUP INC.
                                STOCK OPTION PLAN


         The Borders Group, Inc. Stock Option (the "Plan") is hereby amended as follows effective as of the date hereof, subject to shareholder approval to the extent provided in the Amendment:


         1. The first three sentences of Section 3 of the Plan are hereby replaced with the following:

                  "The number of Shares which shall be reserved for grant under the Plan shall not exceed the sum of: (i) 22,000,000 Shares,
                  (ii) 5,850,000 Shares if the proposal relating to an increase in number of shares available under the Plan for broad based grants is approved by the shareholders of the Company at the 1997 Annual Meeting of Shareholders; and/or (iii) 1,750,000 Shares if the proposal relating to an increase of the number of shares available for compensation replacement options is approved by the shareholders of the Company at the 1997 Annual Meeting of Shareholders of the Company. Any Shares described in (iii) above that are not used for compensation replacement options shall be available for other grants under the Plan. The maximum number of Shares on which options may be granted to any one individual during the term is 1,000,000, not including grants made pursuant to paragraphs (d), (e), (f),
                  (g) and (h) of Section 4 and compensation replacement options. All of the numbers set forth above are subject to adjustment in accordance with the provisions of Section 6 hereof.

         2. Consistent with the interpretation of the Plan by the Compensation Committee, the word "key" in the third line
                  Section 4(a) is hereby amended to read "full-time".


         Except as here and amended, the Plan shall remain in full force and effect.


                                            BORDERS GROUP, INC.



         March 19, 1997                     By: /s/ George R. Mrkonic
                                               -----------------------------
                                                George R. Mrkonic